UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2008

McDERMOTT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 N. Eldridge Parkway, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
     Registrant’s Telephone Number, including Area Code: (281) 870-5901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On March 3, 2008, the Governance Committee (the “Committee”) of the Board of Directors of McDermott International, Inc. (“McDermott”) entered into a consultancy agreement (the “Agreement”) with Mr. Francis S. Kalman. Under the Agreement, which is effective through December 31, 2008, Mr. Kalman will assist the Committee with the Chief Executive Officer succession planning process and receive $100,000 upon executing the Agreement and $100,000 upon completion of the assignment or the end of the fourth month of the Agreement, which ever occurs first. Mr. Kalman will also receive $55,000 per month for services rendered beyond the fourth month. McDermott will reimburse Mr. Kalman actual reasonable costs and expenses of travel, meals and lodging necessarily incurred in rendering the services.
A copy of the Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1 Consultancy Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.
By:	/s/Dennis S. Baldwin
Dennis S. Baldwin
Vice President and Chief Accounting Officer

March 7, 2008